AIRCRE

1st AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made and entered into as of July 21, 2020, by and between S & R Properties Corp. ("Lessor") and Pacific Shore Holdings, Inc. (PSH), and its Parent Company, Med-X, Inc. ("Lessee").

WHEREAS, on or about August 1, 2015 a Lease was entered into by and between Lessor and Lessee relating to certain real property commonly known as (street address, city, state, zip): 8236 Remmet Avenue, Canoga Park, CA 91304 (the "Premises"), and

WHEREAS, Lessor and Lessee ☐ have ☑ have not previously amended said Lease, and

WHEREAS, the Lessor and Lessee now desire to amend said Lease,

NOW, THEREFORE, for payment of TEN DOLLARS and other good and valuable consideration to Lessor, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to make the following additions and modifications to the Lease:-

☑ TERM: The Expiration Date is hereby ☐ advanced ☑ extended to October 14, 2025.

☐ AGREED USE: The Agreed Use is hereby modified to: ____.

☑ BASE RENT ADJUSTMENT: Monthly Base Rent shall be as follows: Year 1 - $0.75 per square foot; Year 2 - $0.80 per square foot; Year 3 - $0.90 per square foot; Year 4 - $1.00 per square foot; Year 5 - $1.15 per square foot.

☑ OTHER: (a) Per tenant's request, the Tenant's name shall now be: Pacific Shore Holdings, Inc., (PSH)., and it's Parent Company Med-X Inc.; (b) $37,772 of the original Security Deposit ($75,444.00) has been returned to tenant, leaving $37,772.00 remaining on file with Lessor; (c) Stock Acquisition- Within thirty (30) days after the parties sign the Extension, Tenant will deliver to Landlord 62,500 shares of Med-X, Inc. Common Stock which equals $50,000 (currently valued at $.80 a share). 31250 shares should be issues to Ronen (AKA Ron) Evenhaim and 31250 to Sharon (AKA Shawn) Evenhaim. Landlord understands that in case of any gain from the increase in value of the stocks, the Landlord (and not Med-X, PSH or Mills) shall be responsible for the Landlord's tax liability in related to the stocks gain; (d) Paragraph item #60(b) of the original lease dated August 1, 2015 shall be deleted.

This Amendment shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Amendment and any uncertainty and ambiguity shall not be interpreted against any one party. Signatures to this Amendment accomplished by means of electronic signature or similar technology shall be legal and binding.

All other terms and conditions of this Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED as of the day and year first above written.

By Lessor:
S & R Properties Corp.

DocuSigned by:
By: Shawn Evenhaim
Name Printed: Shawn Evenhaim
Title: ____
Phone: 818-999-5300
Fax: ____
Email: ____

DocuSigned by:
By: Ron Evenhaim
Name Printed: Ron Evenhaim
Title: ____
Phone: 818-999-5300
Fax: ____
Email: ron@colorconcepts.net

Address: 21510 Roscoe Boulevard, Canoga Park, CA 91304
Federal ID No.: ____

By Lessee:
Pacific Shore Holdings, Inc. (PSH), and its Parent Company, Med-X, Inc.

DocuSigned by:
By: Matthew A. Mills
Name Printed: Matthew A. Mills
Title: ____
Phone: 818-469-7980 (Cell)
~~Fax~~Office: 818-998-0996
Email: matt@pac-sh.com

DocuSigned by:
By: Jennifer J. Mills
Name Printed: Jennifer J. Mills
Title: ____
Phone: ____
Fax: ____
Email: ____

Address: 23434 Balmoral Lane, West Hills, CA 91307
Federal ID No.: ____

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